ATLANTIC TELE-NETWORK, INC.
                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT



                                                         Jurisdiction of
  Subsidiaries of the Company                            Incorporation
  ---------------------------                            -------------

  Atlantic Aircraft, Inc.                                  Delaware

  Atlantic Tele-Network Co.                                U.S. Virgin Islands

  Virgin Islands Telephone Corporation (Vitelco)           U.S. Virgin Islands

  Virgin Islands Tele-Com, Inc.                            U.S. Virgin Islands

  Vitelcom, Inc.                                           U.S. Virgin Islands

  Vitelcom Cellular, Inc. (VitelCellular)                  U.S. Virgin Islands

  Guyana Telephone and Telegraph Company Limited           Guyana

  Virgin Islands Telecom Corp.                             Puerto Rico

  Atlantic Tele-Network (N.Y.), Inc.                       Delaware

  ATN-Guinee, S.A.                                         Guinea